VR HOLDINGS, INC.

1615 Chester Road

Chester, Maryland 21619

Telephone (443) 519-0129

September 25, 2012

Via EDGAR

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7010

Re:

Application for Withdrawal of Post-Effective Registration Statement on Form S-1 filed on July 30, 2012, Commission File No. 333-166884

Gentlemen:

Pursuant to Rule 477 of Regulation C promulgated under the Securities Act of 1933, as amended, VR Holdings, Inc. (the “Registrant”) hereby requests the withdrawal of its Post-Effective Registration Statement on Form S-1 filed on July 30, 2012, Commission File No. 333-166884, (the “Registration Statement”).  The Registrant is making this application, inasmuch as it received notice from the Securities and Exchange Commission on August 1, 2012, that the Commission’s preliminary review of our Post-Effective Registration Statement indicates that the Registrant has not provided audited financial statements for the year ended December 31, 2011, for Litigation Dynamics, Inc.

Further, the Registrant intends to spin-off its wholly-owned subsidiary, Litigation Dynamics, Inc., pursuant to a Separation Agreement dated September 24, 2012, which will substantially alter the Registrant’s business going forward.  Consequently, the Registrant will not be able to provide the requested financial statements.  We will be filing a Current Report on Form 8-K , with respect to the Separation Agreement with Litigation Dynamics, Inc. and this request for withdrawal of the Registration Statement.  No securities were sold in connection with the Registration Statement.

Accordingly, we hereby respectfully request that a written order consenting to the withdrawal of the Registration Statement be issued by the Commission as soon as possible.  We also request in accordance with Rule 457(p) under the Securities Act that all fees paid by us to the Commission in connection with the filing of the Registration Statement be credited to our account for future use by VR Holdings, Inc.  Please fax and email a copy of the written order to us, attention Mr. John E. Baker at (239) 384-9437 and email john.baker@inwaretechnologies.com, and to the attention of our counsel, Norman T. Reynolds, Esq. of the Norman T. Reynolds Law Firm at (713) 456-2509 and email nreynolds@ntrlawfirm.com.

If you have any questions with respect to this matter, please call Mr. Reynolds at (713) 503-9411.  Thank you for your assistance in this matter.

Very truly yours,

/s/

John E. Baker,

Chief Executive Officer